UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 22, 2006

Applied DNA Sciences, Inc
(Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	002-90539 (Commission File Number)	59-2262718 (IRS Employer Identification No.)

25 Health Sciences Drive, Suite 113
Stony Brook, New York 11790
(Address of Principal Executive Offices) (Zip Code)

631-444-6862
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR  240.14d- 2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) Departure of Directors.

On March 22, 2006, Peter Brocklesby notified Applied DNA Sciences, Inc. (the “Company”) that he was resigning his positions as President of the Company and APDN (B.V.I.) Inc., its wholly-owned subsidiary, and as a member of the Board of Directors, effective as of such date. The resignation was not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Company appreciates Mr. Brocklesby’s service as President of the Company and its subsidiary and as a member of its Board of Directors.

Also on March 22, 2006, Lawrence Lee notified the Company that he was resigning his positions as Chief Technology Strategist and a member of the Board of Directors of the Company, effective as of such date. The resignation was not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Company appreciates Mr. Lee’s service as Chief Technology Strategist of the Company and as a member of its Board of Directors.

Item 8.01 Other Events.

On March 23, 2006, the Company issued a press release announcing the resignations described under Item 5.02 above and the appointments of Mr. Hayward and Mr. Simon to the Board of Directors on March 17, 2006. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit 99.1   Press release of Applied DNA Sciences, Inc., dated March 23, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied DNA Sciences, Inc.
(Registrant)

Date: March 23, 2006	By:	/s/ James Hayward
James Hayward
Chief Executive Officer

Exhibit No.	Description of Exhibit

99.1	Press Release of Applied DNA Sciences, Inc., dated March 23, 2006.